Exhibit 99.1

Gossamer Bio Secures Debt Facility for Up to $150 Million

SAN DIEGO, Calif., May 2, 2019 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced it  entered into a five-year senior debt facility led by MidCap Financial (MidCap).

The lenders under the debt facility, including affiliates of MidCap, will make available to Gossamer an aggregate principal amount up to $150 million.  $30 million of the facility will be funded at closing, with the ability to access the remaining $120 million, subject to the achievement of certain clinical development milestones and other customary conditions. The facility provides the company with access to capital for general corporate purposes and to support the development of Gossamer’s development candidates.

“This flexible arrangement with MidCap, in addition to our existing strong cash position, allows us to focus on the advancement of our robust pipeline of potential treatments in immunology, inflammation and oncology,” said Sheila Gujrathi, Gossamer’s Chief Executive Officer. “We are pleased to have the support of a specialty finance firm like MidCap.”

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

About MidCap Financial

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to companies across all industries. MidCap is headquartered in Bethesda, MD, with offices in Chicago and Los Angeles, and provides a broad array of products intended to finance growth and manage working capital. For more information, visit www.midcapfinancial.com.

MidCap Financial refers to MidCap FinCo Designated Activity Company, a private limited company domiciled in Ireland, and its subsidiaries, including MidCap Financial Services, LLC. MidCap Financial Services, LLC employs all personnel and provides sourcing, due diligence and portfolio management services to MidCap FinCo Designated Activity Company pursuant to a services agreement. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management (NYSE: APO), pursuant to an investment management agreement.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the financial capacity available under the new senior debt facility, including the potential for Gossamer to draw down additional tranches, and plans to advance our product candidates. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties; the risk that the funding under the new senior debt facility may not be completed on the timeframe Gossamer expects, or at all, including as a result of Gossamer's failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the credit facility; and other risks described in the company’s prior press releases and the company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Gossamer Bio:

For Investors:

Argot Partners

Kimberly Minarovich

Tel 212.600.1902

gossamerbio@argotpartners.com

For Media:

Argot Partners

David Rosen

Tel 212.600.1902

david.rosen@argotpartners.com